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                                  EXHIBIT 5.1

                              January ____, 2002

HelpMate Robotics, Inc.
22 Shelter Rock Lane
Danbury, CT 06810

PainCare, Inc.
37 North Orange Avenue
Suite 500
Orlando, FL 32801

     Re:  Registration Statement on Form S-4 (File Number [______-________])
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Dear Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-4 (File No. [______-______]) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 13,314,816 shares of Common Stock, no par value per share (the "Shares"), of HelpMate Robotics, Inc., a Connecticut corporation (the "Company").

     The Shares are to be issued by the Company pursuant to an Agreement and Plan of Reorganization, dated as of December 20, 2001, by and among the Company, HelpMate Robotics Subsidiary, Inc., and PainCare, Inc. (the "Merger Agreement") which has been filed as Exhibit 10.01 to the Registration Statement.

     We are acting as counsel for the Company in connection with the issuance by the Company of the Shares. In order to render the opinions expressed below, we have examined and relied upon (a) signed copies of the Registration Statement as filed with the Commission, (b) the Merger Agreement, (c) minutes of meetings of the Board of Directors of the Company as provided to us by the Company, (d) the Certificate of Incorporation and by-laws of the Company, each as restated and/or amended to date, (e) statements, certificates and copies, certified or otherwise identified to our satisfaction, of public records relating to the Company provided to us by various governmental officials; and (h) such other matters of fact and law as we have deemed necessary for purposes of these opinions.

     In making such examinations and rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, photostatic or facsimile copies, the authenticity and completeness of underlying originals, the validity of all applicable statutes, ordinances, rules and regulations, the legal capacity of all natural persons executing documents, and the proper indexing and accuracy of all records and documents which are public records, and we have relied upon such public records and documents as to all matters of fact covered thereby.
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                                  EXHIBIT 5.1

     As to questions of fact material to our opinions, we have assumed the accuracy and completeness of, and have relied on, our files with respect to the Merger Agreement, and representations and statements of the officers of the Company, as described above, and we have made such other factual inquiries of said individuals and such other individuals, including public officials, as we have deemed necessary in order to render this opinion. Our opinions are necessarily limited to facts disclosed to us by such individuals. Except as specifically described in this letter, we have not made any independent investigations as to factual matters.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Merger Agreement, to register and qualify the Shares for sale under all applicable state securities or blue sky laws.

     We have assumed for purposes of our opinions that the shares of stock of PainCare which are being exchanged for the Shares pursuant to the Merger Agreement have been validly issued, and are fully paid and nonassessable.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

     We are members of the bar of the State of Connecticut and do not express or purport to express an opinion with respect to laws other than federal laws and laws of the State of Connecticut.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is given as of the date hereof, and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking or obligation to advise you of any changes in law.

     This opinion is provided to you and is solely for your benefit in connection with the offer and sale of the Shares while the Registration Statement is in effect. It may not be relied upon by any other person, or duplicated or disclosed, without our prior written consent.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act, and to the use of our name therein and in the related Prospectus under the caption Legal Matters. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                             Very truly yours,


                                             /s/ Reid and Riege, P.C.